UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 2, 2026

BIO-PATH HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36333	87-0652870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 Stanwix St. #2407, Pittsburgh, PA	15222
(Address of principal executive offices)	(Zip Code)

(630) 708-0750

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BPTH	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Bio-Path Holdings, Inc. is referred to herein as “Bio-Path”, “we”, “us”, or “the Company”.

Item 5.01 Changes in Control of Registrant.

On January 2, 2026, we issued Steel Giants Advisors LLC (“SGA”) fifty-one (51) shares of a newly created Series S Preferred stock each convertible into one (1) common share and holding one (1) percent of the diluted votes of the corporation. Additionally, we issued SGA two million (2,000,000) common stock purchase warrants with a five-year expiration, cashless exercise feature, and an exercise price of $0.0001. SGA is an advisory firm controlled by our CEO Vikram Grover. $10,000 of accrued payables owed to SGA, under our consulting agreement with SGA signed October 24, 2025, were used as consideration for the Series S Preferred shares and warrants.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 12, 2026, we filed paperwork with the Secretary of State of Wyoming to domesticate the corporation to Wyoming. We expect this application to be approved in March 2026, though there can be no assurances of timing or successful completion.

Item 7.1 Regulation FD Disclosure.

We are in various stages of analysis, discussion and negotiation with our payables and creditors regarding restructuring our relationships, restarting some or all our Phase 1 and Phase 2 drug trials targeting AML, solid tumors, obesity, and other afflictions. We intend to preserve drug supplies stored at key vendors and petition for shelf-life extensions of the doses, though there can be no assurances of successful outcomes.

Item 8.1 Other Events.

On January 24, 2026, we engaged Farrington Capital Group, Inc. to enhance our online and technological platforms including our corporate website @ www.biopathholdings.com, make introductions to strategic advisors, and review our operations. As compensation, we paid FCG $1,000 cash and issued 100,000 restricted common shares.

On February 10, 2026, we approved the creation of a Strategic Advisory Board to include medical research professionals, distinguished members of the academic community, and medical industry leaders to guide us through our planned turnaround. To support this effort, we reserved up to 1,500,000 million incentive stock options to be issued to several individuals over a three-year term commitment in equal annual issuances at or around market prices on issuance. We have made offers to several candidates who are in various stages of review and acceptance, though there can be no assurances they will accept the proposed terms.

On February 21, 2026, our majority shareholder Steel Giants Advisors LLC and our Board of Directors canceled a 1-30 reverse split of our common stock previously approved by our shareholders and Board of Directors on December 12, 2024. All parties agreed the proposed corporate action was not in the interests of shareholders or the corporation given our limited number issued and outstanding common shares.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-PATH HOLDINGS, INC.

Dated: February 24, 2026	By:	/s/ Vikram Grover
Vikram Grover
Chief Executive Officer, Chief Financial Officer and Director

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